Exhibit 99.1

SemGroup Corporation Reports Fourth Quarter and Year-End 2010 Results

Tulsa, OK- March 31, 2011- SemGroup Corporation (NYSE: SEMG) today announced its audited financial results for year ended December 31, 2010.

For the fourth quarter of 2010, revenue was $453 million and the net loss was $4.9 million, or ($0.12) per share. For the year 2010, revenue was $1.6 billion with a net loss of $132.3 million, or $(3.20) per share. A number of factors affect the comparability of financial results between 2010 and 2009, including the deconsolidation of the Canadian subsidiaries during most of 2009, the sale or shutdown of various subsidiaries, the implementation of fresh-start reporting in late 2009, and the accounting treatment of the White Cliffs Pipeline.

“We addressed a number of critical reorganization issues during 2010 and now SemGroup is moving forward,” said Norman Szydlowski, SemGroup President and Chief Executive Officer. “After a transformational 2010, including the sale of our SemCanada Crude business during the fourth quarter and the listing of our common shares on the New York Stock Exchange during November, we are focused on growing the overall business and leveraging our foothold in some of our most important energy infrastructure areas.”

SemGroup continues to make progress on its initiatives for growth and improved capital structure. During 2010 SemGroup identified and executed on organic growth projects in both Cushing, OK and Winslow, AZ. In December, the Company refinanced its SemLogistics credit facility for a lower interest rate and less restrictive covenants, providing increased flexibility to this business unit.

“Refinancing our capital structure is a key priority for 2011,” said Bob Fitzgerald, SemGroup Chief Financial Officer. “There are substantial benefits that will flow to shareholders from achieving this goal and we continue to work with the banks to highlight our performance and refinance our debt at more reasonable rates.”

SemGroup reported adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $43.8 million for the three months ended December 31, 2010. For the year ended December 31, 2010, Adjusted EBITDA was $152.8 million. (See the section of the release entitled “Non-GAAP Financial Measures” for a discussion on Adjusted EBITDA and a reconciliation of this measure to net loss attributable to SemGroup.)

Earnings Conference Call

SemGroup will host a conference call for investors today at 11:00 a.m. EDT. The call can be accessed live over the telephone by dialing (888) 680-0869, or for international callers, (617) 213-4854. The pass code for the call is 14815564. A replay will be available shortly after the call and can be accessed by dialing (888) 286-8010, or for international callers, (617) 801-6888. The pass code for the replay is 77407952. The replay will be available until April 7, 2011.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup’s Investor Relations website at ir.semgroupcorp.com. A replay of the webcast will also be available for a year following the call at ir.semgroupcorp.com on the Calendar of Events-Past Events page.

An additional slide deck for fourth quarter earnings and directional guidance for 2011 will be posted under Investor Relations/Presentations.

About SemGroup

Based in Tulsa, Okla., SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

SemGroup® is a registered trademark of SemGroup Corporation.

Non-GAAP Financial Measures

Adjusted EBITDA is presented in this release for certain periods in 2010 and 2009. Adjusted EBITDA is not a generally accepted accounting principles (“GAAP”) measure and is not intended to be used in lieu of a GAAP presentation of net income/loss. Adjusted EBITDA is presented in this release because SemGroup believes it provides additional information with respect to its financial performance and its ability to meet future debt service, capital expenditures and working capital requirements. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. Although SemGroup presents selected items that it considers in evaluating its performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in SemGroup’s operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions and numerous other factors. These types of variances are not separately identified in this release. Because all companies do not use identical calculations, SemGroup’s presentation of Adjusted EBITDA may be different from similarly titled measures of other companies.

A reconciliation of net loss attributable to SemGroup to EBITDA and Adjusted EBITDA for the periods presented is included in the tables at the end of this release.

Consolidated Balance Sheets

(dollars in thousands, unaudited, condensed)	December 31, 2010	December 31, 2009

ASSETS
Current assets	$563,091	$790,727
Property, plant and equipment, net	781,815	1,041,379
Goodwill	107,823	186,844
Other intangible assets	32,264	130,612
Other noncurrent assets, net	182,195	60,451

Total assets	$1,667,188	$2,210,013

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$12	$20,719
Other current liabilities	320,784	557,044

Total current liabilities	320,796	577,763

Long-term debt, excluding current portion	348,431	499,213
Other noncurrent liabilities	142,893	154,780

Total liabilities	812,120	1,231,756

Total SemGroup Corporation owners’ equity	855,068	976,686
Noncontrolling interests in consolidated subsidiaries	—	1,571

Total owners’ equity	855,068	978,257

Total liabilities and owners’ equity	$1,667,188	$2,210,013

Consolidated Statements of Operations

(dollars in thousands, unaudited, condensed)	Successor		Predecessor
	Three Months Ended December 31, 2010	Month Ended December 31, 2009	Two Months Ended November 30, 2009
Revenues	$453,130	$157,328	$175,301

Expenses:
Costs of products sold, exclusive of depreciation and amortization (shown below)	362,684	140,036	144,495
Operating	38,037	16,765	9,065
General and administrative	18,928	8,012	10,093
Depreciation and amortization	12,732	8,791	8,138
Loss on disposal or impairment of long-lived assets, net	8,469	23,119	13,718

Total expenses	440,850	196,723	185,509

Equity in earnings of White Cliffs	1,949	—	—

Operating income (loss)	14,229	(39,395)	(10,208)

Other expenses, net	25,817	5,946	110

Income (loss) from continuing operations before reorganization items and income taxes	(11,588)	(45,341)	(10,318)
Reorganization items gain (loss)	—	—	3,660,009

Income (loss) from continuing operations before income taxes	(11,588)	(45,341)	3,649,691
Income tax expense (benefit)	(5,951)	(7,209)	917

Income (loss) from continuing operations	(5,637)	(38,132)	3,648,774
Income (loss) from discontinued operations, net of income taxes	710	215	(100,537)

Net income (loss)	(4,927)	(37,917)	3,548,237
Less: net income (loss) attributable to noncontrolling interests	—	(25)	(531)

Net income (loss) attributable to SemGroup	$(4,927)	$(37,892)	$3,548,768

Net income (loss) attributable to SemGroup	$(4,927)	$(37,892)	$3,548,768
Other comprehensive income (loss)	(483)	(3,334)	9,052

Comprehensive income (loss) attributable to SemGroup	$(5,410)	$(41,226)	$3,557,820

Basic and diluted net loss attributable to SemGroup per common share:	$(0.12)	$(0.92)

Consolidated Statements of Operations

(dollars in thousands, unaudited, condensed)	Successor		Predecessor
	Year Ended December 31, 2010	Month Ended December 31, 2009	Eleven Months Ended November 30, 2009
Revenues	$1,630,334	$157,328	$901,235

Expenses:
Costs of products sold, exclusive of depreciation and amortization (shown below)	1,265,932	140,036	744,173
Operating	153,440	16,765	47,307
General and administrative	87,237	8,012	44,248
Depreciation and amortization	70,882	8,791	38,974
Loss on disposal or impairment of long-lived assets, net	105,050	23,119	13,625

Total expenses	1,682,541	196,723	888,327

Equity in earnings of White Cliffs	1,949	—	—

Operating income (loss)	(50,258)	(39,395)	12,908

Other expenses, net	90,471	5,946	3,349

Income (loss) from continuing operations before reorganization items and income taxes	(140,729)	(45,341)	9,559
Reorganization items gain (loss)	—	—	3,532,443

Income (loss) from continuing operations before income taxes	(140,729)	(45,341)	3,542,002
Income tax expense (benefit)	(6,223)	(7,209)	6,310

Income (loss) from continuing operations	(134,506)	(38,132)	3,535,692
Income (loss) from discontinued operations, net of income taxes	2,434	215	(141,613)

Net income (loss)	(132,072)	(37,917)	3,394,079
Less: net income (loss) attributable to noncontrolling interests	225	(25)	(505)

Net income (loss) attributable to SemGroup	$(132,297)	$(37,892)	$3,394,584

Net income (loss) attributable to SemGroup	$(132,297)	$(37,892)	$3,394,584
Other comprehensive income (loss)	4,449	(3,334)	28,109

Comprehensive income (loss) attributable to SemGroup	$(127,848)	$(41,226)	$3,422,693

Basic and diluted net loss attributable to SemGroup per common share:	$(3.20)	$(0.92)

Adjusted EBITDA Calculation

(dollars in thousands, unaudited)	Successor		Predecessor
	Three Months Ended December 31, 2010	Month Ended December 31, 2009	Two Months Ended November 30, 2009
Net income (loss) attributable to SemGroup	$(4,927)	$(37,892)	$3,548,768
Add: Interest expense	19,624	7,169	2,400
Add: Income tax expense (benefit)	(5,951)	(7,209)	917
Add: Depreciation and amortization	12,732	8,791	8,138

EBITDA	21,478	(29,141)	3,560,223
Selected items impacting comparability	22,330	39,125	(3,543,740)

Adjusted EBITDA	$43,808	$9,984	$16,483

Adjusted EBITDA Calculation

(dollars in thousands, unaudited)	Successor		Predecessor
	Year Ended December 31, 2010	Month Ended December 31, 2009	Eleven Months Ended November 30, 2009
Net income (loss) attributable to SemGroup	$(132,297)	$(37,892)	$3,394,584
Add: Interest expense	86,133	7,169	12,041
Add: Income tax expense (benefit)	(6,223)	(7,209)	6,310
Add: Depreciation and amortization	70,882	8,791	38,974

EBITDA	18,495	(29,141)	3,451,909
Selected items impacting comparability	134,304	39,125	(3,357,038)

Adjusted EBITDA	$152,799	$9,984	$94,871

Selected Items Impacting Comparability

(dollars in thousands, unaudited)	Successor		Predecessor
	Three Months Ended December 31, 2010	Month Ended December 31, 2009	Two Months Ended November 30, 2009
Loss (gain) on disposal or impairment of long-lived assets	$8,469	$23,119	$13,718
Reorganization items (gain) loss	—	—	(3,660,009)
Loss (income) from discontinued operations	(710)	(215)	100,537
Foreign currency transaction (gain)/loss	1,343	(678)	(1,197)
Employee severance	1,558	—	—
Impact of change in basis of NGL inventory in fresh-start reporting	—	8,681	—
Unrealized (gain)/loss on derivative activities	4,322	7,112	3,211
Change in fair value of warrants	3,203	872	—
Depreciation and amortization included within equity in earnings of White Cliffs	2,897	—	—
Allowance on (recovery of) receivable from AGE Refining	(300)	—	—
Restricted stock expense	1,548	234	—

Selected items impacting comparability	$22,330	$39,125	$(3,543,740)

Selected Items Impacting Comparability

(dollars in thousands, unaudited)	Successor		Predecessor
	Year Ended December 31, 2010	Month Ended December 31, 2009	Eleven Months Ended November 30, 2009
Loss (gain) on disposal or impairment of long-lived assets	$105,050	$23,119	$13,625
Reorganization items (gain) loss	—	—	(3,532,443)
Loss (income) from discontinued operations	(2,434)	(215)	141,613
Foreign currency transaction (gain)/loss	2,899	(678)	(3,950)
Employee severance	1,558	—	—
Impact of change in basis of NGL inventory in fresh-start reporting	27,821	8,681	—
Unrealized (gain)/loss on derivative activities	(13,340)	7,112	24,117
Change in fair value of warrants	283	872	—
Depreciation and amortization included within equity in earnings of White Cliffs	2,897	—	—
Allowance on (recovery of) receivable from AGE Refining	3,340	—	—
Restricted stock expense	6,230	234	—

Selected items impacting comparability	$134,304	$39,125	$(3,357,038)

Forward-Looking Statements

Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release regarding the prospects of our industry, our anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facilities; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; any sustained reduction in demand for the petroleum products we gather, transport, process and store; our ability to obtain new sources of supply of petroleum products; our failure to comply with new or existing environmental laws or regulations or cross border laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; any future impairment to goodwill resulting from the loss of customers or business; changes in currency exchange rates; and the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies, as well as other risk factors discussed from time to time in our documents and reports that we file with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:

Jennifer Gordon

918-524-8081

investor.relations@semgroupcorp.com

Media:

Liz Barclay

918-524-8158

lbarclay@semgroupcorp.com